EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Management Incentive Plan of our reports dated February 26, 2008, with respect to the consolidated financial statements and schedules of Magellan Health Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting of Magellan Health Services, Inc. filed with the Securities and Exchange Commission.

Baltimore, Maryland

May 20, 2008